UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2007

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

830 Crescent Centre Drive, Suite 300 Franklin, Tennessee (Former name or former address, if changed since last report)	37067 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On March 30, 2007, Delek US Holdings, Inc. (the “Company”) entered into a credit agreement with Lehman Commercial Paper Inc., as administrative agent, Lehman Brothers Inc., as arranger and joint bookrunner, and JPMorgan Chase Bank, N.A., as documentation agent, arranger and joint bookrunner. The credit agreement provides for interim unsecured loans of $65,000,000 the proceeds of which will be used to pay a portion of the acquisition costs for the assets of Calfee Company of Dalton, Inc. and affiliates (the “Calfee companies”), and to pay related costs and expenses. The interim loans become due on March 30, 2009 and bear interest, at the Company’s election in accordance with the terms of the credit agreement, at either a Base Rate or Eurodollar rate, plus in each case, an applicable margin of initially, 1% in respect of Base Rate loans, and 2% in respect of Eurodollar loans, which applicable margin is subject to increase depending on the number of days the loan remains outstanding. Interest is payable quarterly for Base Rate loans and for the applicable interest period for Eurodollar loans. Lehman Brothers, Inc. acted as one of the lead underwriters of the initial public offering of the Company’s common stock completed on May 9, 2006, and its affiliates are a lender, administrative agent or arranger with respect to credit facilities involving the Company’s wholly-owned subsidiary, MAPCO Express, Inc. (“MAPCO”).

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, Tony McLarty resigned as the Company’s Vice President of Human Resources. Mr. McLarty remains employed by the Company in other capacities.

Item 8.01.       Other Events.

(i)         On March 30, 2007, the Company’s Board of Directors voted to declare a quarterly cash dividend of $0.0375 per share, and a special dividend of $0.1975 per share. Both dividends are payable on April 30, 2007, to stockholders of record on April 16, 2007.

(ii)        On March 30, 2007, MAPCO entered into an amendment to its senior secured credit facility revolver with a consortium of banks led by Lehman Brothers, Inc., as advisor, sole lead arranger and sole bookrunner, SunTrust Bank, as syndication agent, Bank Leumi USA, as co-administrative agent, and Lehman Commercial Paper, Inc., as administrative agent. Lehman Commercial Paper, Inc. and SunTrust Bank are affiliates of Lehman Brothers, Inc. and SunTrust Capital Markets, Inc., respectively, two of the underwriters of the initial public offering of the Company’s common stock completed on May 9, 2006, and SunTrust Bank is administrative agent, issuing bank, swingline lender and collateral agent of a senior secured credit facility revolver with another of the Company’s subsidiaries. The amendment, among other things, made certain changes to the credit facility to permit the acquisition of assets from the Calfee companies.

(iii)       On April 5, 2007, the Company issued the press release attached hereto as Exhibit 99.1 pertaining to the event described in Item 8.01(i) above.

Item 9.01.       Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
99.1 Press release of Delek US Holdings, Inc. issued on April 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 5, 2007	DELEK US HOLDINGS, INC.

		By:	/s/ Edward Morgan
		Name:	Edward Morgan
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Delek US Holdings, Inc., issued on April 5, 2007.

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